Exhibit 99.2

Selected Financial Data (in thousands except number of employees)	9/30/2023	6/30/2023	9/30/20222
Scheduled CD maturities for subsequent quarter	$186,477	$152,562	$198,908
Average rate scheduled CD maturities for subsequent quarter	3.65%	3.00%	0.96%
Average loan rate - loan originations booked final month of Qtr (excludes fees)	8.35%	7.99%	5.98%
Cost of total deposits, Qtr-End	3.17%	2.76%	0.50%
Cost of interest-bearing DDAs, Qtr-End	4.01%	3.62%	0.85%
Cost of interest-bearing deposits, Qtr-End	3.96%	3.60%	0.75%
Noninterest bearing DDA balances, Qtr-End	$2,621,072	$2,855,102	$3,661,936
Reserve for unfunded commitments, Qtr-End	$575	$575	$1,929
Credit card spend QTD	$268,986	$277,822	$274,517
Credit card net income QTD	$2,532	$2,406	$2,612
Merchant services fees QTD	$594	$581	$468
Mortgage banking income QTD	$825	$696	$784
FDIC insurance QTD	$2,100	$2,000	$975
Write down tax credit investment QTD	$2,230	$2,384	$2,499
Salaries & employee benefits QTD	$20,080	$18,795	$19,687
Other operating expense	$7,826	$6,224	$10,613
Third party processing and other services QTD	$6,549	$6,198	$7,213
Equipment and occupancy expense QTD	$3,579	$3,421	$3,140
Earnings retention YTD	71%	73%	79%
Number of employees	576	583	567
QTD tax rate	13.81%	17.38%	16.92%
YTD tax rate	16.51%	17.74%	18.21%